                                                                       Exhibit 5

                             JOINT FILING AGREEMENT,
                           DATED AS OF APRIL 30, 2001

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of IDT Corporation, IDT Investments Inc. and Howard S. Jonas on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.01 per share, of ICG Communications, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of April 2001.


                                      IDT CORPORATION



                                      By: /s/ Howard S. Jonas
                                         --------------------------------------
                                         Name: Howard S. Jonas
                                         Title: Chairman of the Board and
                                                   Chief Executive Officer


                                      IDT INVESTMENTS INC.



                                      By: /s/ Howard Millendorf
                                         --------------------------------------
                                         Name: Howard Millendorf
                                         Title: President


                                         /s/ Howard S. Jonas
                                         --------------------------------------
                                         Howard S. Jonas